Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CenturyLink, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333‑202411, No. 333‑212575, and No. 333‑187366) on Form S‑3, the registration statements (No. 33‑60061, No. 333‑160391, No. 333‑37148, No. 333‑60806, No. 333‑150157, No. 333‑124854, No. 333‑150188, No. 333‑174571, and No. 333‑221267) on Form S‑8, and the registration statements (No. 33‑48956, No. 333‑17015, No. 333‑167339, No. 333‑174291, No. 333‑155521, No. 333‑206725 and No. 333‑215121) on Form S‑4 of CenturyLink, Inc. of our reports dated February 28, 2018, with respect to the consolidated balance sheets of CenturyLink, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three‑year period ended December 31, 2017 and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of CenturyLink, Inc.

/s/ KPMG LLP
Shreveport, Louisiana
February 28, 2018